EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors and Stockholders

Interwoven, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-87186, 333-88725, 333-39914, 333-42690, 333-46662, 333-49926, and 333-54250) on Form S-8 of Interwoven, Inc. and subsidiaries of our reports dated January 24, 2003 except as to Note 11, which is as of February 19, 2003, with respect to the consolidated balance sheets of Interwoven, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations and comprehensive loss, stockholder’s equity and cash flows for each of the years in the two-year period ended December 31, 2002, and the related financial statement schedule, which reports appear in the December 31, 2002, annual report on Form 10-K of Interwoven, Inc.

Our report contains an explanatory paragraph that refers to the Company’s adoption of Statement on Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” on January 1, 2002.

/s/    KPMG LLP

Mountain View, California

March 25, 2003